Exhibit 99.2

CHIEF FINANCIAL OFFICER CERTIFICATION

     Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. § 1350, as adopted), Kent P. Ainsworth, the Chief Financial Officer of URS Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the period ended October 31, 2002, to which this Certification is attached as Exhibit 99.2 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of the 24th day of January, 2003.

/s/ Kent Ainsworth

Kent P. Ainsworth Chief Financial Officer

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